EXHIBIT 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
Jeff.Curry@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) REPORTS
CONTINUED GROWTH IN THE FOURTH QUARTER OF 2006
“ACHIEVES 2006 GUIDANCE”
BUCHANAN, Mich. – February 22, 2007 – Express-1 Expedited Solutions, Inc. (Express-1, or the Company) today announced its financial results for the fourth quarter ended December 31, 2006 and fiscal year ended December 31, 2006.
Express-1, one of the nation’s top 10 providers of ground expedited services for the manufacturing, logistics, service, automotive and other industries, reported net income of $3.9 million, or $0.15 per diluted share, on revenues of approximately $42.2 million for the 2006 fiscal year ended December 31, compared with a net loss of approximately $5.8 million, or a loss of $0.22 per diluted share, on revenues of approximately $39.8 million for the prior year.
For the fourth quarter of 2006, revenues increased to $10.7 million from $9.7 million in the fourth quarter of 2005. The Company’s GAAP net income for the fourth quarter of 2006 was $1,595,000, or $0.06 per share. This compares with a GAAP net income of $597,000, or $0.02 per share, for the fourth quarter last year. The 2006 number includes approximately $1.1 million in one-time tax benefits. EBITDA for the fourth quarter of 2006 was $815,000, compared with $910,000 for the year-ago quarter. Please refer to Table 1 for a reconciliation of net income, as reported, to EBITDA.
“Express-1 continued to outperform the expedite industry this quarter on the top line and in other key areas including growth in fleet size and loaded miles,” said Michael Welch, the Company’s president and chief executive officer. “We continued to execute successfully on our strategy during the quarter, increasing our capacity by further expanding the size of our fleet, and growing our market share through new accounts and additional business from existing accounts. As a result, our Express-1 average fleet size increased 29% from the fourth quarter of 2005, utilization remained strong, and our core Express-1 business generated a 12% increase in revenue compared to the fourth quarter of 2005. At the same time, our Evansville contract dedicated operations remained revenue neutral in the fourth quarter of 2006 compared to the fourth quarter of 2005. With all of 2006 now complete, we are pleased that we were able to achieve our guidance for the full year.”
The Company’s Chief Financial Officer Mark Patterson said, “Thanks to our lean cost structure and asset-light business model, our Express-1 business continued to reflect strong gross margins and operating leverage this quarter. We continue to be cautious about adding employees and careful in our spending, and our reliance on independent contractors supplemented by brokerage through third-party carriers maximizes our operational efficiency. Gross margin came in at 25% for the fourth quarter of 2006. In combination with improved SG&A leverage, this enabled us to deliver another quarter of strong EBITDA and net income for the quarter.”
Outlook and Financial Guidance
“Looking ahead to 2007, we believe the momentum we have generated with our additional fleet capacity and with our customers will drive further growth in our business,” Welch said. “Our immediate goal is to be one of the largest ground expediters in the country. In order to accomplish our goal we will drive growth by adding to our customer base and recruiting additional sales force. We are confident in our business model and believe that, by remaining conservative and goal-focused in our approach, we will be able to continue delivering on our targets for growth and profitability.”
Express-1 announced its anticipated guidance for the full year of 2007. The Company expects full-year revenue for 2007 will be in the range of $48 million to $52 million, representing approximately 15% to 23% growth in the Company’s expedited operations. The Company expects full-year net income in the range of $0.07 to $0.09 per share based on its current shares outstanding. For the full year of 2007, EBITDA is expected to be between $4.0 million and $5.0 million, based upon current estimates.
Conference Call/Webcast Information
Management will conduct a conference call this morning at 11:00 a.m. ET to discuss the Company’s fourth-quarter financial results. Those interested in accessing a live or archived webcast of the call should visit the Company’s website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8049 (international) or 877-407-9210. A playback will be available through midnight on March 1, 2007. To listen to the playback, please call 201-612-7415 (international) or 877-660-6853. Use account number 286 and conference ID number 228677.
About Express-1 Expedited Solutions, Inc.
Offering same-day, time – sensitive, and dedicated transportation to over 1500 customers, Express-1 is one of the largest ground expedite companies in the country. The company’s premium transportation service is provided through its 24/7 operations center, by its experienced inside sales staff that uses the latest in vehicle tracking and dispatch software. Express-1 covers the 48 states and Canada and has outside sales staff that covers the Midwest and Southeast. Express-1 utilizes an asset light operating model working with independent contractors that live throughout the country. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently

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available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.
Use of GAAP and Non-GAAP Measures
In addition to results presented in accordance with generally accepted accounting principles (GAAP), the Company has included “EBITDA”, a non-GAAP financial measure. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. In addition, the Company excludes from its EBITDA calculation the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and certain other charges, and includes in the EBITDA calculation selected financial data related to various Company acquisitions. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is set forth herein.
Management believes the use of non-GAAP financial measures provides useful information to investors to assist them in understanding the underlying operational performance of the Company. Specifically, management believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. The Company uses these non-GAAP financial measures internally to measure its ongoing business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.
Express-1 Expedited Solutions, Inc.
EBITDA Reconciliation

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss) as reported	$1,595,000	$597,000	$3,905,000	$(5,815,000)
Income tax (benefit) provision	(1,128,000)	—	(1,128,000)	—
Interest expense	43,000	53,000	205,000	187,000
Depreciation and amortization	305,000	260,000	1,054,000	1,435,000
Restructuring, exit and consolidation expenses	—	—	—	4,448,000

EBITDA	$815,000	$910,000	$4,036,000	$255,000

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Express-1 Expedited Solutions, Inc.
Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues
Operating revenue	$10,665,000	$9,697,000	$42,191,000	$39,848,000

Expenses:
Direct expenses	8,005,000	6,953,000	31,396,000	30,852,000

Gross profit	2,660,000	2,744,000	10,795,000	8,996,000

Sales, general and administrative expense	2,102,000	2,094,000	7,607,000	10,176,000
Restructuring, exit and consolidation expense	—	—	—	4,448,000

Total sales, general and administrative expense	2,102,000	2,094,000	7,607,000	14,624,000

Other expense	48,000	—	206,000	—
Interest Expense	43,000	53,000	205,000	187,000

Income (loss) before income tax provision	467,000	597,000	2,777,000	(5,815,000)

Income tax (benefit) provision	(1,128,000)	—	(1,128,000)	—

Net income (loss)	$1,595,000	$597,000	$3,905,000	$(5,815,000)

Basic income (loss) per common share	0.06	0.02	0.15	(0.22)

Basic weighted average common shares outstanding	26,332,776	26,305,034	26,297,120	26,523,650

Diluted income (loss) per common share	0.06	0.02	0.15	(0.22)

Diluted weighted average common shares outstanding	26,821,687	26,319,050	26,641,012	26,523,650

Express-1 Expedited Solutions, Inc.
Balance Sheet

	December 31,	December 31,
	2006	2005
Assets
Current assets:

Cash and cash equivalents	$79,000	$386,000
Accounts receivable, net of allowances of $77,000 and $732,000, respectively	5,354,000	4,434,000
Prepaid expenses	265,000	326,000
Other current assets	182,000	77,000
Deferred tax asset, current	1,069,000	500,000

Total current assets	6,949,000	5,723,000

Property and equipment, net of accumulated depreciation	2,488,000	2,229,000

Goodwill	5,527,000	3,567,000
Identified intangible assets, net of accumulated amortization	4,225,000	4,629,000
Loans and advances	143,000	439,000
Deferred tax asset, long term	2,069,000	1,504,000
Other long term assets	208,000	363,000

	$21,609,000	$18,454,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,034,000	$924,000
Accrued salaries and wages	724,000	397,000
Accrued acquisition earnouts	1,960,000	1,710,000
Accrued expenses, other	740,000	1,011,000
Current maturities of long term debt	117,000	242,000
Other current liabilities	295,000	97,000

Total current liabilities	4,870,000	4,381,000

Line of credit	1,159,000	1,764,000
Notes payable and capital leases, net of current maturities	127,000	824,000
Other long-term liabilities	114,000	199,000

Total long-term liabilities	1,400,000	2,787,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—

Common stock, $.001 par value; 100,000,000 shares authorized; 26,696,037 and 26,465,034 shares issued and 26,516,037 and 26,285,034 shares outstanding	27,000	26,000

Additional paid-in capital	20,459,000	20,312,000

Accumulated deficit	(5,040,000)	(8,945,000)

Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	15,339,000	11,286,000

	$21,609,000	$18,454,000

Express-1 Expedited Solutions, Inc.
Selected Financial Data
For the three months ended, December 31, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$9,493,000	$1,172,000	$—	$10,665,000	$—	$10,665,000

Operating Expenses	7,004,000	994,000	—	7,998,000	7,000	8,005,000

Sales, general and administrative expenses (1)	1,572,000	205,000	425,000	2,202,000	(9,000)	2,193,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$917,000	$(27,000)	$(425,000)	$465,000	$2,000	$467,000

Provision for (benefit) from income taxes	—	—	(1,128,000)	(1,128,000)	—	(1,128,000)

Net income	$917,000	$(27,000)	$703,000	$1,593,000	$2,000	$1,595,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	194,000	111,000	—	305,000	—	305,000
Interest espense, net	—	—	43,000	43,000	—	43,000
Taxes	—	—	(1,128,000)	(1,128,000)	—	(1,128,000)

EBITDA	$1,111,000	$84,000	$(382,000)	$813,000	$2,000	$815,000

(1)	For the purpose of calculating EBITDA, approximately $91,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”
Express-1 Expedited Solutions, Inc.
Selected Financial Data
For the three months ended, December 31, 2005

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$8,513,000	$1,184,000	$—	$9,697,000	$—	$9,697,000

Operating Expenses	6,035,000	965,000	—	7,000,000	(47,000)	6,953,000

Sales, general and administrative expenses (1)	1,450,000	123,000	568,000	2,141,000	6,000	2,147,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$1,028,000	$96,000	$(568,000)	$556,000	$41,000	$597,000

Provision for (benefit) from income taxes	—	—	—	—	—	—

Net income	$1,028,000	$96,000	$(568,000)	$556,000	$41,000	$597,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	213,000	47,000	—	260,000	—	260,000
Interest espense, net	—	—	53,000	53,000	—	53,000
Taxes	—	—	—	—	—	—

EBITDA	$1,241,000	$143,000	$(515,000)	$869,000	$41,000	$910,000

(1)	For the purpose of calculating EBITDA, approximately $69,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”

Express-1 Expedited Solutions, Inc.
Selected Financial Data
For the twelve months ended, December 31, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$37,326,000	$4,864,000	$—	$42,190,000	$1,000	$42,191,000

Operating Expenses	27,349,000	3,958,000	—	31,307,000	89,000	31,396,000

Sales, general and administrative expenses (1)	5,997,000	676,000	1,512,000	8,185,000	(167,000)	8,018,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$3,980,000	$230,000	$(1,512,000)	$2,698,000	$79,000	$2,777,000

Provision for (benefit) from income taxes	—	—	(1,128,000)	(1,128,000)	—	(1,128,000)

Net income	$3,980,000	$230,000	$(384,000)	$3,826,000	$79,000	$3,905,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	801,000	253,000	—	1,054,000	—	1,054,000
Interest espense, net	—	—	205,000	205,000	—	205,000
Taxes	—	—	(1,128,000)	(1,128,000)	—	(1,128,000)

EBITDA	$4,781,000	$483,000	$(1,307,000)	$3,957,000	$79,000	$4,036,000

(1)	For the purpose of calculating EBITDA, approximately $411,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”
Express-1 Expedited Solutions, Inc.
Selected Financial Data
For the twelve months ended, December 31, 2005

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$30,667,000	$4,465,000	$—	$35,132,000	$4,716,000	$39,848,000

Operating Expenses	22,617,000	4,010,000	—	26,627,000	4,225,000	30,852,000

Sales, general and administrative expenses (1)	5,999,000	598,000	2,479,000	9,076,000	1,287,000	10,363,000

Restructuring expenses	—	—	4,448,000	4,448,000	—	4,448,000

Net income (loss) before provision (benefit) for taxes	$2,051,000	$(143,000)	$(6,927,000)	$(5,019,000)	$(796,000)	$(5,815,000)

Provision for (benefit) from income taxes	—	—	—	—	—	—

Net income	$2,051,000	$(143,000)	$(6,927,000)	$(5,019,000)	$(796,000)	$(5,815,000)

Restructuring expenses	$—	$—	$4,448,000	$4,448,000	$—	$4,448,000
Depreciation and amortization	792,000	358,000	200,000	1,350,000	85,000	1,435,000
Interest espense, net	—	—	187,000	187,000	—	187,000
Taxes	—	—	—	—	—	—

EBITDA	$2,843,000	$215,000	$(2,092,000)	$966,000	$(711,000)	$255,000

(1)	For the purpose of calculating EBITDA, approximately $187,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”
The selected financial data above represents “reporting units” within the Company. The subtotal entitled “Core Business” represents the expedited operations remaining after the completion of the restructuring plan, and is intended only to give the reader the ability to view what are now our ongoing operations, exclusive of the closed operations. The column entitled “Other” represents services or location revenue and expenses that have primarily been eliminated based on the restructuring plan implemented in the fourth quarter of 2004. Remaining expense items reflected within this column include adjustments to real estate leases, equipment termination costs and impairment charges associated with equipment and property no longer in use. None of our reporting units met the quantitative criteria required for segment reporting. For purposes of the selected financial tables above, we have included Interest Expense and Other Expense within the line item Sales, General and Administrative Expenses.

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